Exhibit 10.01

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FHLB
CINCINNATI

REPO BASED ADVANCE APPLICATION
Email: CreditOperations@fhlbcin.com
Phone: 800-828-4191 Fax: 513-852-5747

D.D.A. #    389001    Date: 03/19/2020

Pursuant to the BLANKET SECURITY AGREEMENT ("Agreement") and the RESOLUTION FOR ADVANCES ("Resolution") currently on file with the Federal Home Loan Bank of Cincinnati (the "FHLB"), the undersigned, who by the authority of the Member's Board of Directors are authorized to borrow from time to time under the "Agreement", hereby apply for a Repo Based Advance line under the following terms and conditions: PROVIDED, however, that if the Member is in default under the terms of the Agreement or any other agreement with the FHLB, which default is not waived by the FHLB, such funds need not be made available by the FHLB hereunder. In addition, the FHLB will not be obligated to fund commitments for advances previously made to Members who become tangible capital insolvent or if the FHLB is notified by the Members primary federal regulator or insurer that the Member has been restricted from using Federal Home Loan Bank advances.

The program will be offered under the following terms and conditions:

1.
CREDIT LINE REQUESTED ($15,000,000.00 minimum) $60,000,000. (IF A DOLLAR AMOUNT IS NOT INDICATED BY THE MEMBER, THE FHLB WILL ESTABLISH A REPO LINE AMOUNT OF NO GREATER THAN 5% OF THE MEMBER'S TOTAL ASSETS OR A MINUMUM OF $15.0 MILLION.)

2.This application will remain in effect for a period of twelve months from the date of approval.

3.
Individual draw requests under this master application should be supported by a faxed or emailed copy of a term sheet that contains the signature of at least one individual authorized under the Resolution for Advances.

4.	Funds availability will be determined by the FHLB on a daily basis. The FHLB reserves the right to suspend this program when economic conditions dictate.

5.	The interest on the REPO BASED advance is calculated on the opening balance on an actual/360 basis, using the effective rate at the time of disbursement and is payable at maturity of the advance.

6.	Renewal of a Repo Based Advance is dependent on the financial condition of the Member and the liquidity position of the FHLB at the time of the application.

7.Repo based advances are not prepayable.

8.
This loan is subject to the FHLB's current Credit Policy, in effect at the time of issuance of the commitment, and the Member represents and warrants to the FHLB that the Member is fully familiar with such Credit Policy.

State Auto Property & Casualty Insurance Co.	Columbus, Ohio
(FHLB Member)	(City, State)
/s/ Michael E. LaRocco	/s/ Steven E. English
(Authorized Signature)	(Authorized Signature)
Michael E. LaRocco	Steven E. English
(Typed Name of Authorized Signature)	(Typed Name of Authorized Signature)

APPLICATION REQUIRES TWO SIGNATURES OF INDIVIDUALS AUTHORIZED BY THE RESOLUTION FOR ADVANCES ON FILE WITH THE FHLB.
By signing above, the member certifies, (A) That this application has not been modified from its original terms as provided by the FHLB, and (B) This application complies with and is subject to the FHLB's Credit Policy terms in effect at the time of application.

The FHLB reserves the right to suspend or modify the advance commitment options at any time. Immediate funding may be available if application is received prior to 3:00 P.M., Eastern Time. [Revised July 2019]